Exhibit 8.1

Yingli Green Energy Holding Company Limited

List of Subsidiaries

Name	Jurisdiction of Incorporation
Cyber Power Group Limited	British Virgin Islands
Cyber Lighting Holding Company Limited	Hong Kong
Fine Silicon Co., Ltd.	PRC
Yingli Green Energy (International) Holding Company Limited	British Virgin Islands
Yingli Energy (Beijing) Co., Ltd.	PRC
Inner Mongolia Yingli New Energy Resources Co., Ltd.	PRC
Yingli Sunton (Beijing) International Forwarder Co., Ltd.	PRC
Beijing Green Tech Co., Ltd.	PRC
Beijing Tianneng Yingli New Energy Resources Co., Ltd.	PRC
Daqing Yingli New Energy Resources Co., Ltd.	PRC
Dandong Yingli New Energy Resources Co., Ltd.	PRC
Fuxin Photovoltaic Power Development Co., Ltd.	PRC
Korla Yingli New Energy Resources Co., Ltd.	PRC
Hutubi County Yingli Sunlight New Energy Resources Co., Ltd.	PRC
Xinjiang Yingli New Energy Resources Co., Ltd.	PRC
Yingli Green Energy Singapore Company PTE. Limited	Singapore
Yingli Green Energy Do Brasil S.A.	Brazil
Yingli Energy (China) Co., Ltd.	PRC
Hainan Tianneng Power Co., Ltd.	PRC
Hengshui Yingli New Energy Resources Co., Ltd.	PRC
Lixian Yingli New Energy Resources Co., Ltd.	PRC
Yingli (Tianjin) International Trading Ltd.	PRC
Hainan Yingli New Energy Resources Co., Ltd.	PRC
Shenzhen Yingli New Energy Resources Co., Ltd.	PRC
Sansha Yingli New Energy Resources Development Co., Ltd.	PRC
Guangxi Yingli New Energy Resources Co., Ltd.	PRC
Suzhou Yingli Urban Application of PV Technology Co., Ltd.	PRC
Yingli Energy (Shandong) Co., Ltd.	PRC
Tianjin Yingli New Energy Resources Co., Ltd.	PRC
Yingli Green Energy International Trading Ltd.	HongKong
Beijing Jingyi Green Energy Power System Engineering Co., Ltd.	PRC
Yingli Green Energy Chile SpA	Chile
Yingli Green Energy Americas, Inc.	Delaware
Yingli Green Energy Capital Holding Hong Kong Company Limited	Hong Kong
Yingli Green Energy Japan Co., Ltd.	Japan
Yingli Green Energy Australia Pty. Ltd.	Australia
Yingli Green Energy Luxembourg S.A.R.L.	Luxembourg
Yingli Green Energy South East Europe GmbH	Germany
Yingli Green Energy Enerji Ürünleri San. ve Tic.Ltd.Şti.	Turkey
Yingli Green Energy Italia S.R.L.	Italy
Yingli d.o.o	Croatia
Yingli Green Energy Europe GmbH	Germany
Yingli Green Energy France S.A.S	France
Yingli Green Energy International AG	Switzerland
Yingli Green Energy Spain, S.L.U.	Spain
Yingli Green Energy North Africa SARL	Morocco
Baoding Tianwei Yingli New Energy Resources Co., Ltd.	PRC
Yingli Green Energy Hong Kong Limited	Hong Kong
Tibet Tianwei Yingli New Energy Resources Co., Ltd.	PRC
Tibet Keguang Industries and Trading Co., Ltd.	PRC